Exhibit 10.1

FIFTH AMENDMENT TO
2011 SHARE INCENTIVE PLAN

THIS FIFTH AMENDMENT (the “Fifth Amendment”) to the 2011 SHARE INCENTIVE PLAN is executed as of June 16, 2016.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the 2011 Share Incentive Plan (the “Initial 2011 Plan”) on March 24, 2011, which was approved by the shareholders of the Company at the 2011 Annual Meeting of Shareholders.

WHEREAS, the Company amended the Initial 2011 Plan pursuant to a First Amendment dated July 10, 2012 (the “First Amendment”), a Second Amendment dated November 4, 2013 (the “Second Amendment”), a Third Amendment dated April 30, 2014 (the “Third Amendment”) and a Fourth Amendment dated October 20, 2014 (the “Fourth Amendment”). The Initial 2011 Plan, as modified by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is hereinafter referred to as the “Plan”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

WHEREAS, the Company desires to further amend the Plan to amend the transfer provisions for OP Units and LTIP Units.

NOW THEREFORE, the Plan is amended as follows:

1.    Share Awards. Paragraph 11 of the Plan is deleted in its entirety and the following is substituted therefor:

(a)Share Awards. Shares subject to Share Awards shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee, while they are subject to the vesting or other restrictions, if any, described in paragraph 5(a).

(b)OP Units and LTIP Units. Notwithstanding the transfer provisions set forth in the Operating Partnership’s agreement of limited partnership, OP Units and LTIP Units granted under the Plan shall not be sold, assigned, pledged, exchanged for Shares or otherwise transferred, voluntarily or involuntarily, by the Grantee during the two year period from the date of grant. After the two year time period, LTIP Units (whether vested or not) and OP Units that are still subject to the vesting or other restrictions, if any, described in paragraph 5(a), are not transferable except as described in paragraph 11(c).

(c)Options, SARs, Dividend Equivalents, OP Units and LTIP Units. Options, SARs and Dividend Equivalents, and OP Units and LTIP Units (under the circumstances described in paragraph 11(b)), are not transferable except (i) by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code); and (ii) a Grantee may transfer all or part of an Option that is not an Incentive Stock Option, or a SAR, or OP Units and LTIP Units after the two year time period referred to in paragraph 11(b), to the Grantee’s family members; provided that the transferee thereof shall hold such Option, SAR, OP Unit or LTIP Unit subject to all of the conditions and restrictions contained herein and otherwise applicable to the Option, SAR, OP Unit or LTIP Unit, and that, as a condition to such transfer, the Company may require the transferee to agree in writing (in a form acceptable to the Company) that the transfer is subject to such conditions and restrictions. It is the intention of the Company that for purposes of paragraph 11(b), the term “family member” shall be construed broadly, and include, without limitation, a Grantee’s child, stepchild, grandchild, great-grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the benefit of family members, or partnerships or other entities in which the Grantee and/or family members are the only partners or equity owners.

2.    Plan in Full Force and Effect. After giving effect to this Fifth Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:    /s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel